Exhibit 32(a)

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

I, J.M. Haggar, III, Chief Executive Officer of Haggar Corp. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the fiscal quarter ended June 30, 2003, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J.M. Haggar, III

Dated: August 14, 2003	J.M. Haggar, III, Chief Executive Officer